Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 9, 2011, relating to the consolidated financial statements of SunOpta Inc., and the effectiveness of SunOpta Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of SunOpta Inc. for the year ended January 1, 2011.

“Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Licensed Public Accountants
Toronto, Ontario
September 2, 2011